                                                                   EXHIBIT 10.8



                     ASHLAND NIGERIA EXPLORATION UNLIMITED





                                   NPPC/ANEU

                          MEMORANDUM OF UNDERSTANDING
                                OPLS90 AND 225
                                 FEBRUARY 1994







                                                       [Ashland logo goes here]

                          MEMORANDUM OF UNDERSTANDING
            ON INCENTIVES FOR ENCOURAGING INVESTMENTS IN EXPLORATION
           AND DEVELOPMENT ACTIVITIES AND ENHANCING CRUDE OIL EXPORTS

THIS MEMORANDUM OF UNDERSTANDING made this 24th day of May, 1994, BETWEEN THE FEDERAL MILITARY GOVERNMENT OF THE FEDERAL REPUBLIC OF NIGERIA ("Government") represented by the Honourable Minister of Petroleum And Mineral Resources; and Ashland Nigeria Exploration, Ultd., a company incorporated under the laws of Nigeria whose registered office is at 10 Bishop Aboyade Cole St., Victoria Island, Lagos ("Company"), establishes the understanding of each of the above named parties in respect of the incentives for encouraging investments in exploration and development activities and enhancing crude oil exports.

NOW THEREFORE, the parties hereby agree as follows:

         1.1 The fiscal regime currently applicable to the oil industry is modified to ensure that the industry realizes not less than the profit margin established pursuant to Clauses 2.4, 2.5 and 2.6 herein.

         1.2 The terms and conditions set forth in Clauses 2 to 5 of this Memorandum of Understanding ("this Memorandum") shall form part of the new fiscal regime.

         1.3 The operations covered by this Memorandum are those conducted between Nigerian National Petroleum Corporation ("NNPC") and Company under that certain Production Sharing Contract dated March 25, 1992 ("PSC") and the computation of the incentives hereunder shall be applied to the Petroleum Operations under the PSC.

2.       Incentives

         2.1 Prior to the introduction of the incentives described in this Memorandum, the fiscal regime existing at 31st December 1985, provided for computations of Royalty on Posted Price and Petroleum Profit Tax ("PPT") on the higher of actual proceeds (Section 9) or Posted Prices (Section 17A), of the Petroleum Profits Tax Act 1959 and its amendments ("PPT Act").

         2.2 Except as otherwise specified in Clause 2.6, it is intended by the incentives described in this Memorandum to accord a minimum Guaranteed Notional Margin of $2.30/bbl, after payment of the PPT and Royalty as provided under the PSC. However, this minimum Guaranteed Notional Margin shall be premised on the fact that the technical cost of operations under the PSC does not exceed the Notional Fiscal Technical Cost which, at present, is $2.50/bbl.

         2.3 It is further intended that when in any one calendar year actual expenditures on Capital Investment Costs relating to the PSC defined as T2 in Appendix 1 is equal to or exceeds $1.50/bbl on average then the minimum Guaranteed Notional Margin specified in Clause 2.2 shall be increased to $2.50/bbl. Furthermore in this circumstance, the Notional Fiscal Technical Cost shall be increased to $3.50/bbl.

         2.4 For the purpose of this Memorandum, Government Take (Royalty and PPT) relating to the PSC for any fiscal accounting year shall be the lower of Government Take according to the 31/12/1985 Royalty and PPT regulations calculated by substitution of OSP for Posted Price and the Revised Government Take ("RGT") calculated per the offset pricing formula below:

                  RGT      =        OP-(TR x TC)-OT

                  Where:

                  RGT      =        Revised Government Take

                  OP       =        Offset Price  =  B x RP

                  RP       =        Realisable Price Calculated in accordance
                                    with Clauses 2.12, 2.13, and 2.14 hereof to determine/mirror the crude oil market values of Nigerian export grades.

                  B        =        K [(1-Roy) x TR + Roy]

                  K        =        Factor of 1.0042 when the Guaranteed
                                    Notional Margin is $2.30/bbl.
                           =        Factor of 0.9869 when the Guaranteed
                                    Notional Margin is $2.50/bbl.

                  Roy      =        Royalty Rate

                  TR       =        Applicable Tax Rate

                  TC       =        Deductions under Sections 10, 14 and 15
                                    (excluding Royalty) of the PPT Act.

                  OT       =        Offsets under Section 17 of the PPT Act.

         2.5 For Realisable Prices below $23/bbl, the K-Factor specified under Clause 2.4 shall be substituted by the undernoted self-adjusting mechanism for the determination of the K-Factor which shall be applied to restore the desired Guaranteed Notional Margin:

                                               M+0.15FC
                  K        =        1.1364(1 - --------)
                                                  RP
                  Where:

                  M        =        Guaranteed Notional Margin

                  FC       =        Notional Fiscal Technical Cost

                  Therefore when M is $2.30/bbl:

                                               $2.30 + 0.15 [$2.50]
                  K        =        1.1364(1 - --------------------)
                                                        RP
                  and, when M is $2.50/bbl:

                                               $2.50 + 0.15 [$3.50]
                  K        =        1.1364(1 - --------------------)
                                                        RP
         2.6 The following mechanism shall be applied for establishing the Guaranteed Notional Margin for RPs less than $12.50/bbl:

                                         FC
                  M        =        (1 - -- )(RP(1) a(1)+RP(2) a(2)+RP(3) a(3))
                                         RP
                  Where:


                  M        =        Guaranteed Notional Margin (presently
                                    $2.30/bbl subject to Clause 2.3)

                  RP       =        Realisable Price

                  FC       =        Notional Fiscal Technical Cost (presently
                                    $2.50/bbl subject to Clause 2.3)

                  a        =        Percentage share of field profit.

                  For:

            Realisable Price                                          Ashland Share Applicable
              in the Range                                                 to Price Range
              ------------                                                 --------------

                                                             (FC = $2.50)                  (FC = $3.50)
                                                             ------------                  ------------
0 Less than RP(1) Less than or equal to $5/bbl               a(1) = 0.30                      = 0.365
$5/bbl Less than RP(2) Less than or equal to $10/bbl         a(2) = 0.22                      = 0.263
$10/bbl Less than RP(3) Less than or equal to $12.50/bbl     a(3) = 0.11                      = 0.131

                  For worked examples refer to Appendices 2(a) and 2(b)

         2.7 The K-Factors specified under Clauses 2.4 and 2.5 shall remain in force until amended by the Honourable Minister of Petroleum and Mineral Resources. It is intended that such amendment shall only be necessary when RPs exceeds $30/bbl for at least 45 days continuously. If the RP returns below $30/bbl the K-Factors will return automatically to the levels specified in Clauses 2.4 and 2.5 as appropriate.

         2.8 To the extent that in any one calendar year the actual technical cost of operations exceeds $3.50/bbl on average and such excess arises due to Capital Investment Costs

                  (T(2)as defined below) equalling or exceeding $1.50/bbl, a tax offset shall be applied against PPT liability for that year relating to the PSC. This offset shall be:

                           10%  x  (LIBOR + 1%)  x  (0.80 x T(2))

                  Where

                  LIBOR    =                The average Financial Times
                                            London Inter Bank Fixing Offer Rate
                                            for 3 month US Dollars as quoted in
                                            the London Financial Times on 1
                                            January, 1 April, 1 July and 1
                                            October or the next succeeding
                                            quotation day.

                  T(2)       =                Deductions under Sections 10, 14
                                            and 15 (excluding Royalty and
                                            Production Operating Expenses) of
                                            the PPT Act.

         2.9 To the extent that in any one year the additions to oil and condensate Ultimate Recovery ("UR") exceed the production for that year, then the Company shall be entitled to a "Reserves Addition Bonus" in the form of an offset against PPT liability for that year relating to the PSC. For the purpose of estimating the "Reserves Addition Bonus", UR shall be the sum of proven and probable crude oil and condensate ultimate recovery. UR shall be determined in a manner acceptable to the Department of Petroleum Resources and such UR shall be as confirmed by The Honourable Minister of Petroleum Resources. The Reserves Addition Bonus shall be calculated for each year in tranches determined by reference to the addition/production ratio ("R"):

                               ([UR at end year]-[UR at start of year])
                  R        =   ----------------------------------------
                                          Annual Production

                  For:

                                                Incremental Addition/            Bonus Rate Per
      R in the Range                              Production Ratio             Incremental Barrel
      --------------                              ----------------             ------------------
1.0  Less than R Less than or equal to 1.25    Ra(1) = R - 1.00                 X(1) = $0.10/bbl

1.25 Less than R Less than or equal to 1.50    Ra(1) = 0.25 and                 X(2) = $0.25/bbl
                                               Ra(2) = R - 1.25

1.50 Less than R Less than or equal to 1.75    Ra(1) = Ra(2) = 0.25             X(3) = $0.40/bbl
                                               and Ra(3) = R - 1.50

     R greater than 1.75                       Ra1 = Ra(2) = Ra(3) = 0.25       X(4) = $0.50/bbl
                                               and R(4) = R - 1.75

                  For purposes of calculating Reserves Addition Bonus herein, the formula below shall apply:

                  Bonus    =        [Ra(l)X(1)+Ra(2)X(2)+Ra(3)X(3)+Ra(4)X(4)] P


                  Where:

                  P        =        Annual Production

                  X        =        Bonus rates for various values of R

                  UR       =        Ultimate Recovery which is defined as the
                                    total volume of crude oil and condensate recovered and to be recovered over the life time of the field

                  For worked examples see Appendix 3.

                  In the event that in any one calendar year there is a downward revision to the UR, to the extent that the downward revision represents an adjustment to UR on "Reserves Additions Bonus" applicable to the PSC in previous years, Government shall have the right to require a recalculation of the "Reserves Additions Bonus" in respect of those years. Any additional PPT liability arising from the recomputation of the "Reserves Additions Bonus" and the related tax offsets shall be adjusted under terms of the PSC.

                  Notwithstanding the foregoing provisions to the contrary, the Reserves Addition Bonus to be offset against PPT in respect of reserves found prior to the first year of production shall be the lesser of the annual average amount expended on Work Programmes (as that term is defined under the PSC) prior to such first year or the amount determined in accordance with the following:

                                                  Reserve Addition Rate
          Reserves Found Prior                        Applied to the
      to First Year of Production                   Respective Tranche
           (Million Barrels)                             ($/BBL)
      ---------------------------                 ---------------------
          Less than 40                                    nil
          40 - 60                                         $0.25
          60 - 90                                         $0.30
          Greater than 90                                 $0.50

         2.10 RGT will be calculated in Naira each month (under the terms outlined in this Memorandum) and compared for the same volume of exports with Government Take for the same month under the terms of the present (31/12/85) Royalty and PPT provisions. Identical rates of exchange will be used to convert U.S. Dollar prices to

                  Naira in both Government Take and RGT calculations. The amount by which RGT is less than Government Take each month will be accumulated and at the end of the fiscal accounting year will be applied as the annual tax credit to be offset against PPT due for that fiscal accounting period.

         2.11 For the purpose of the RGT formula, the terms and conditions of Appendix A (attached to and forming part of this Memorandum) including yield percentages of the three crude streams (Bonny Light, Forcados, Bonny Medium), weighted for each of the primary market areas as defined in Clause 2.12, shall be mutually agreed for a 6 month period determined 3 months in advance. Thus the terms and conditions of Appendix A applicable to the respective market for the period 1st October through 31st March, will be determined on or before the preceding 1st July, and for the period 1st April through 30th September, on or before the preceding 1st January. If there is no mutual agreement, the terms and conditions of Appendix A applicable to the preceding year and for the same 6 month period will prevail.

         2.12 Appendix A shows the basis for determining the RP f.o.b. Nigeria. The c.i.f. value for each of the crude streams shall be calculated monthly by utilising the agreed product yield and the average of mid-range product prices quoted each quotation day for the period 1st to 20th day of the month of lifting in Platt's Oilgram Price Report published by McGraw-Hill Inc. ("Platt's") for each of the following markets viz: cargoes c.i.f. North-West Europe basis ARA, cargoes c.i.f. Mediterranean basis Genoa/Lavera (or if not quoted cargoes f.o.b. basis Italy) and U.S. Gulf Coast waterborne. In the USGC, L.P.G. will be priced at Platt's quotation for Mont Belvieu Gas Liquids. Specific adjustments for freight, ocean loss, insurance, and processing cost applicable to each primary market shall be deducted in the calculation of the Net Back Value ("NBV") Portion of the RP. The final NBV Portion of the RP shall be determined by comparing the NBV so calculated with the average of the appropriate crude oil quotations as published in Platt's effective for each quotation day for the period 1st to 20th (inclusive) of the same month. The NBV shall be limited to a range of plus or minus 40 (forty) US cents per US barrel around the prices of BQ, Forcados Blend and Bonny Medium through the following mechanism, where:

                  A:       Initial NBV

                  B: Average Crude Oil Price (Bonny Light = Platt's BQ; Forcados = Platt's Forcados; and Bonny Medium = Platt's BQ - $1.20/bbl)

                  The Final NBV is equal to F2 as follows:

                  Fl:      The greater of (B-40(cent)/bbl) and A

                  F2:      The lesser of (B+40(cent)/bbl) and F1

         2.13 The Final NBV resulting from Clause 2.12 will be averaged with crude oil price quotations to determine RP for each crude stream as follows. Such RP for any month shall be deemed as the RP for that month's liftings.

                  Bonny Light: The Final NBV for any month, calculated on the basis of Appendix A, plus the average of mid range quotations for BQ crude oil in Platt's for each quotation day for the period 1st to 20th of the same month less $0.25/bbl, the whole divided by two.

                  Bonny Medium: The Final NBV for any month, calculated on the basis of Appendix A, plus the average of mid-range quotations for BQ crude oil in Platt's for each quotation day for the period 1st to 20th of the same month less $1.45/bbl the whole divided by two.

                  Forcados: The Final NBV for any month, calculated on the basis of Appendix A, plus the average of mid-range quotations for Forcados crude oil in Platt's for each quotation day for the period 1st to 20th of the same month less $0.25/bbl, the whole divided by two.

         2.14 The valuation basis for determining the RP for any new Crude Oil stream produced from the Contract Area of the PSC shall be established by mutual agreement of the Parties. It is the intent of the Parties that such RP's shall reflect the true market value of the Crude Oil obtainable through arms-length transactions with independent third parties and that neither Party should gain or lose on the pricing thereof relative to its value in the market place. Such valuation basis shall be established as follows:

                  (a) When a new segregated Crude Oil stream is produced, a trial marketing period shall be designated which shall extend for the first six (6) month period during which such new stream is lifted or for the period of time required for the first ten (10) liftings whichever is longer. During the trial marketing period the Parties shall:

                           (i) Collect samples of the new Crude Oil upon which assays shall be performed;

                           (ii) Determine the approximate quality of the new Crude Oil by estimating the yield values from refinery modelling;

                           (iii) Share in the marketing such that each Party markets approximately an equal amount of the new Crude Oil;

                           (iv)     Exchange information regarding the
                                    marketing of the new Crude Oil including documents which verify the sales price and terms of each lifting;

                           (v) Apply the actual f.o.b. sales price to determine the NRP for each lifting; and

                           (vi) Arrange for payment by the purchaser of the proceeds in accordance with Clause 9.5 of the PSC.

                  (b) As soon as practical but in no event no later than 60 days later the end of the trial marketing period, the Parties shall meet to review the assay, yield, and actual sales data. Each Party may present a proposal for the valuation of the new Crude Oil and the Parties shall establish a mutually agreeable valuation basis which implements the intent expressed above. Upon the conclusion of the trial marketing period, the Parties shall be entitled to lift their allocation of Available Crude Oil pursuant to the PSC. Until such time as the Parties agree on a valuation method, the parties shall continue to apply the actual f.o.b. sales price to determine the RP for such liftings.

                  (c) When a new Crude Oil stream is produced from the Contract Area and is commingled with an existing Crude Oil produced in Nigeria which has an established RP basis then such basis shall be applied to the extent practical for determining the RP of the new Crude Oil. The Parties shall meet and mutually agree on any appropriate modifications to such established valuation basis which may be required to reflect any change in the market value of the Crude Oils as a result of commingling.

                  (d) If in the opinion of either Party an agree RP valuation fails to reflect the market value of a Crude Oil produced in the Contract Area, then such Party may propose to the other Party modifications to the RP method. The Parties shall then meet within thirty (30) days of such proposal and mutually agree on any modifications to the NRP method necessary to reflect the intent of the Parties as expressed in
                           10.1 of the PSC.

3.       Conditions

         In consideration for the granting of incentives, Company undertakes to carry out the work programme attached hereto as Appendix B which is identical to the minimum Work Programme provided under the PSC and shall be governed under the terms thereof.

         3.1 If Company does not substantially comply with the provision of Appendix B for a relevant phase as specified in the work programme, a notice thereof shall be served by NNPC on the Company. If within three (3) months of the date of service the Company fails to remedy the conditions which created the notice the incentives described herein shall cease to apply and the Conditions of Clause 2.1 shall be reinstated from that date. The notice shall be communicated to the Federal Inland Revenue Department at the end of the notice period. After that date reinstatement of OSP for Posted Price, the offset pricing formula and other terms and conditions of this Memorandum shall apply only when such non-compliance shall have been remedied. No notice shall be served by NNPC on the Company in the case of force majeure or when there is a mutual agreement by NNPC and Company or when a work programme is reduced by mutual agreement.

4.       Agreement of Government Agencies

         Government confirms that the terms of this Memorandum have been agreed by the appropriate Government Ministries in Nigeria including the Ministry of Finance, the Federal Inland Revenue Department, and the Central Bank of Nigeria. In consequence, Government guarantees that no penalties, fines or other imposts including costs of litigation and/or defence of the fiscal and foreign exchange arrangements included in this Memorandum shall be imposed upon the operations related to the PSC by reason of compliance with this Memorandum.

5.       Force Majeure

         No failure or omission to carry out or to observe any of the terms, provisions or conditions of this Memorandum shall, except as is herein expressly provided to the contrary, give rise to any claim by one party hereto against the others or be deemed to be a breach of this Memorandum, if such failure or omission arises from any cause reasonably beyond the control of either party. Such cause may be but is not limited to, acts of God, breakdown of vessels or of machinery and equipment, civil unrest, strikes, lock-outs or labour disputes, war, battle and commotion, or action of any relevant de facto government. The rights of all parties shall be adjusted and to the extent of their performance up to the time of the relevant event as is reasonable in normal commercial practice and practicable in the particular circumstances. As soon as practicable after the supervening circumstances, the obligations under this Memorandum shall be resumed by all parties as if there had been no interruption. Any party claiming to be affected by such event shall give immediate notice in writing of such claims to the other parties giving full particulars thereof and furthermore shall give immediate notice in writing of the cessation of any such event.

6.       Effective Date

         This Memorandum shall become effective from the 25th day of March 1992. Ashland may terminate this Memorandum having given one year's prior notice to NNPC to withdraw.

7.       Appendices

         Appendices 1, 2(a & b), 3, A (including Attachment la), and B attached hereto form part of this Memorandum.

AS WITNESS the hands of the duly authorised representatives of the Parties the day and year first above written.

SIGNED for and on behalf of

THE FEDERAL MILITARY GOVERNMENT
OF THE FEDERAL REPUBLIC OF NIGERIA


By: /s/ Chief D.O. Etiebet
   -----------------------------
Name:  CHIEF D.O. ETIEBET

Designation:  HONOURABLE MINISTER OF PETROLEUM AND MINERAL RESOURCES


IN the presence of :

Name:     Abdullahi Hashim
     --------------------------------------------------------------------------
Signature:  /s/ Abdullahi Hashim
          ---------------------------------------------------------------------
Designation:  DG(P)
            -------------------------------------------------------------------
Address:  Ministry of Petroleum and Mineral Resources
        -----------------------------------------------------------------------

-------------------------------------------------------------------------------

SIGNED for and on behalf of ASHLAND NIGERIA EXPLORATION, ULTD.

By:  /s/ H.R. Benedict
   ----------------------------------------------------------------------------
Name:  H.R. Benedict
     --------------------------------------------------------------------------
Designation:  Managing Director


IN the presence of :

Name:  E.E.A. Skinn
     --------------------------------------------------------------------------
Signature:  /s/ E.E.A. Skinn
          ---------------------------------------------------------------------
Designation: Head, Joint Venture
            -------------------------------------------------------------------
Address:  Ashland Oil (Nig) Company ULTD
        -----------------------------------------------------------------------
          10 Bishop Aboyade, Cole Street, V/I, Lagos
        -----------------------------------------------------------------------

                                   APPENDIX 1

         PROCEDURE ON THE CALCULATION OF TECHNICAL COST PER BARREL WITH
                REFERENCE TO THE MEMORANDUM OF UNDERSTANDING ON
               INCENTIVES BETWEEN THE FEDERAL MILITARY GOVERNMENT
                       OF THE FEDERAL REPUBLIC OF NIGERIA
                            AND COMPANY - CLAUSE 2.3

The following expenses and costs reported by Company for the purposes of cost recovery pursuant to the PSC during the period January/December of the year of lifting shall be included in calculating the actual production cost per barrel for the purpose of this Memorandum of Understanding.

(a)      Production Operating Expenses:  T(1)

         (i) Direct Production Expenses as per items 400 and 401 of Report No. 002 of Account Reporting Manual.

         (ii) Portion of Administrative and General Expenses allocated to Production - refer item 402 of Report No. 002 of Accounts Reporting Manual.

         (iii) Custom Duties and Gross Rentals allocated to Production - refer items 4043 and 4045 of Report No. 002 of the Accounts Reporting Manual.

         (iv) Extra Ordinary/Prior Year Expenses/Incomes - refer item 405 of Report No. 002 Accounts Reporting Manual.

(b) Capital Investment Costs which qualify for expensing for PPT calculation and chargeable to Production Costs: T(2)

         (i)      Exploration Drilling Costs.

         (ii)     Appraisal Drilling Cost (lst and 2nd Wells).

         (iii)    Intangible Drilling and Development Costs.

         (iv) Capital Allowances - shall be restricted to the capital allowances applicable direct to production and a share of the capital allowances on overhead assets allocated to production. Such Capital Allowance should be reconciled with the Allowances claimed for the year under Section 15 of the PPTA.

(c) It is expected that the Production Operating Expenses and Capital Investment Costs above will be reconciled by Company with Report Nos. 002 and 001 of the Accounts Reporting Manual respectively.

(d) The recommended basis for allocation of Expenses and Costs in a(ii), a(iii) and a(iv) above to production shall be:

                     P
                 ---------
                 E + P + X

         Where:

                  P        =        The additions to the Capital costs during
                                    the year and the Operating expenses for the year reported by Ashland for the purposes of cost recovery pursuant to the PSC which are directly related to the production function.

                  E        =        The addition to the Capital costs during
                                    the year and the Operating expenses for the year reported by Ashland for the purposes of cost recovery pursuant to the PSC which are directly related to the exploration function.

                  X        =        Any other expenditures other than
                                    Production and Exploration functions which are reported by Ashland for the purposes of cost recovery pursuant to the PSC.

(e)      Production Cost Per Barrel = (a)(i) to (iv) + (b)(i) to ( iv )
                                      ---------------------------------
                                         Annual Production (Barrels)

(f) The advice on cost per barrel forwarded to NNPC should be supported with a working paper.

                                 APPENDIX 2 (a)

                WORKED EXAMPLES FOR ESTABLISHING THE GUARANTEED
           NOTIONAL MARGIN FOR R.P. LESS THAN $12.5/BBL - CLAUSE 2.6
                              WHERE FC = $2.50/BBL


1.)         If    RP       =        $4

                  RP(1)    =        $4

                  a(1)     =        0.30

           and    FC       =        $2.5

        Margin    M        =        (1 - 2.5)  x  (4 x 0.30)
                                         ---
                                          4

                           =        0.375  x  1.2

                  M        =        $0.45
                  =======================

2.)         If    RP       =        $9

                  RP(1)    =        $5

                  a(1)     =        0.30

                  RP(2)    =        $4

                  a(2)     =        0.22

                  M        =        (1 - 2.5)  x  (5 x 0.30 + 4 x 0.22)
                                         ---
                                          9

                           =        0.722  x  2.38

                  M        =        $1.719
                  ========================

3.)         If    RP       =        $11

                  RP(1)    =        $5

                  a(1)     =        0.30

                  RP(2)    =        $5

                  a(2)     =        0.22

                  RP(3)    =        $1

                  a(3)     =        0.11

           and    M        =        (1 - 2.5) x (5 x 0.30+5 x 0.22+1 x 0.11)
                                         ----
                                          11

                           =        0.7727  x  2.71

                  M        =        $2.094
                  ========================

4.)         If    RP       =        $12.50

                  a(1)     =        0.30

                  RP(1)    =        $5

                  a(2)     =        0.22

                  RP(2)    =        $5

                  a(3)     =        0.11

                  RP(3)    =        $2.50

           and    M        =        (1 - 2.5) x (5 x 0.30+5 x 0.22+2.5 x 0.11)
                                        -----
                                        12.50

                           =        0.80 x 2.875

                  M        =        $2.30
                  =======================

                                 APPENDIX 2(B)

                WORKED EXAMPLES FOR ESTABLISHING THE GUARANTEED
           NOTIONAL MARGIN FOR R.P. LESS THAN $12.5/BBL - CLAUSE 2.6
                              WHERE FC = $3.50/BBL


1.)         If    RP       =        $4

                  RP(l)    =        $4

                  a(l)     =        0.365

           and    FC       =        $3.5

        Margin    M        =        (1 - 3.5) x (4 x 0.365)
                                         ---
                                          4

                           =        0.125 x 1.46

                  M        =        $0.1825
                  =========================

2.)         If    RP       =        $9

                  RP(1)    =        $5

                  a(1)     =       0.365

                  RP(2)    =       $4

                  a(2)     =        0.263

                  M        =        (1 - 3.5) x (5 x 0.365 + 4 x 0.263)
                                         ---
                                          9

                           =        0.611 x 2.877

                  M        =        $1.758
                  ========================

3.)         If    RP       =        $11

                  RP(l)    =        $5

                  a(l)     =        0.365

                  RP(2)    =        $5

                  a(2)     =        0.263

                  RP(3)    =        $1

                  a(3)     =         0.131

           and    M        =         (1-3.5) x (5 x 0.365+5 x 0.263+1 x 0.131)
                                        ----
                                         11

                           =         0.6818 x 3.271

                  M        =        $2.23
                  =======================

4.)           If  RP       =         $12.50

                  a(l)     =         0.365

                  RP(l)    =        $5

                  a(2)     =        0.263

                  RP(2)    =        $5

                  a(3)     =        0.131

                  RP(3)    =        $2.50

           and    M        =        (1-3.50) x (5 x 0.365+5 x 0.263+2.5 x 0.131)
                                       ----
                                        12

                           =         0.72 x 3.4675

                  M        =        $2.50
                  ==================

                                   APPENDIX 3
                   WORKED EXAMPLES ON COMPUTATION OF RESERVES
                                 ADDITION BONUS


1.)      Take UR End Year         =            640 million barrels

         UR Begin Year            =            400 million barrels

         Annual Production        =            200 million barrels

         R                        =            640    -    400
                                               ---------------
                                                     200

                                  =            1.2

         Ra(1)                    =            0.2

         X(1)                     =            $0.10/bbl

 .' .     Bonus                    =            ][Ra(1) X(1)] P

                                  =            [(0.2)  (0.10)] x 200

                                  =            US$4.0 million
                                               ==============

2.)      Take UR End Year         =            700 million barrels

         UR Begin Year            =            400 million barrels

         Annual Production        =            200 million barrels

         R                        =            700    -    400
                                               ---------------
                                                     200

                                  =            1.5

         Ra1                      =            0.25

         Ra2                      =            0.25

         X1                       =            $0.10/bbl

         X2                       =            $0.25/bbl

 . ' .    Bonus                    =            [(Ra(1)X(1)) + (Ra(2)X(2))] P

                                    =                [(0.25)(0.10)+(0.25)(0.25)] x 200

                                    =                US$17.5 million

3.)      Take UR End Year           =                740 million barrels

         UR Begin Year              =                400 million barrels

         Annual Production          =                200 million barrels

         R                          =                740    -    400
                                                     ---------------
                                                           200

                                    =                1.7

         Ra(1)                      =                0.25

         Ra(2)                      =                0.25

         Ra(3)                      =                0.20

         X(1)                       =                $0.10/bbl

         X(2)                       =                $0.25/bbl

         X3                         =                $0.40/bbl

 . ' .    Bonus                      =                [Ra(1)X(1) + Ra(2)X(2) + Ra(3)X(3)] P

                                    =                [(.25)(.10)+(.25)(.25)+(.20)(.40)]x200

                                    =                US$33.5 million

4.)      Take UR End Year           =                900 million barrels

         UR Begin Year              =                400 million barrels

         Annual Production          =                200 million barrels

         R                          =                900    -    400
                                                     ---------------
                                                           200

                                    =                2.5

         Ra(1)                      =                0.25

         Ra(2)                      =                0.25

         Ra(3)                      =                0.25

         Ra(4)                      =                0.75

         X(1)                       =                $0.10/bbl

         X(2)                       =                $0.25/bbl

         X(3)                       =                $0.40/bbl

         X(4)                       =                $0.50/bbl

 . ' .    Bonus                      =                [Ra(1) X(1)+  Ra(2) X(2)+  Ra(3) X(3) + Ra(4) X(4)] P

                                    =                [(.25)(.10) + (.25) (.25) + (.25) (.40)
                                                     + (.75) (.50)] x 200

                                    =                US$112.5 million
                                                     ================

                                   APPENDIX A

                        CALCULATION OF REALISABLE PRICE

         The market weighted FOB Nigeria Net Back Value ("NBV") for the purpose of calculating Realisable Price under this Memorandum shall be calculated from the data given below and in accordance with the worked example shown in Attachment 1 to this Appendix A.

1.       Delivery          Each export grade of crude oil will be deemed delivered to:
                           U.S. Gulf Coast (USGC)                               60 per cent
                           North West Europe (NWE)                              20 per cent
                           Mediterranean (MED)                                  20 per cent

2.       Grades                   The export grades of crude oil are:
                           Bonny Light of standard export gravity                       37 degrees API
                           Forcados Blend of standard export gravity                    31 degrees  "
                           Bonny Medium of standard export gravity                      26 degrees  "
                           Qua Iboe Light of standard export gravity                    37 degrees  "
                           Escravos Light of standard export gravity                    36 degrees  "
                           Brass Blend of standard export gravity                       43 degrees  "
                           Pennington Light of standard export gravity                  36 degrees  "
                           Commingled Antan of standard export gravity                  32 degrees  "

3.       Conversion Factors
                           Bonny Light               7.5060 barrels per metric tonne
                           Forcados Blend            7.2390   "      "     "     "
                           Bonny Medium              7.0160   "      "     "     "
                           Qua Iboe Light            7.5060   "      "     "     "
                           Escravos Light            7.4625   "      "     "     "
                           Brass Blend               7.7741   "      "     "     "
                           Pennington Light          7.2396   "      "     "     "
                           Commingled Antan          7.2844   "      "     "     "

4.       Yields   The following refinery yields will be applied to each
                  geographical area unless amended under the terms of Clause
                  2.12 of this Memorandum

                  U.S. Gulf Coast (expressed as Volume %)
                  (Same yields apply Summer and Winter)

                                 BONNY LIGHT               FORCADOS BLEND                 BONNY MEDIUM
                                 -----------               --------------                 ------------
                                   % Vol.                      % Vol.                        % Vol.
LPG Propane                          2.30                        2.40                         2.50
LPG Normal                           2.30                        2.40                         2.50
Butane
Gasoline Regular                    17.80                       16.42                        14.25
Gasoline                            17.80                       16.43                        14.25
Unleaded
Naphtha                             12.30                        8.30                         5.20
Jet Kero                            12.80                       10.50                         8.50
No. 2 Oil                           22.40                       29.55                        36.70
Max 1% S Fuel                       12.30                       14.00                        16.10
Oil
Refy Fuel Loss                       --                          --                            --

TOTAL                              100.00                      100.00                       100.00

                NORTH WEST EUROPE (NWE) AND MEDITERRANEAN (MED)
                            (Expressed as Weight %)


                                                                      Summer                  Winter
                                                                       % wt.                   % wt.
                                                                      ------                  ------
                                        BONNY LIGHT
Gasoline
         Premium                                                       24.50                  20.00
         Regular                                                        8.60                   8.50
Jet Kerosene                                                           10.00                   8.50
Gasoil                                                                 23.10                  34.50
Fuel Oil 1%                                                            28.80                  23.50
Refy Fuel/Loss                                                          5.00                   5.00
TOTAL                                                                 100.00                 100.00

                            FORCADOS BLEND

Gasoline
         Premium                                                       19.00                  15.40
         Regular                                                        7.50                   5.80
Jet Kerosene                                                            8.80                   8.80
Gasoil                                                                 29.00                  36.30
Fuel Oil 1%                                                            30.70                  28.70
Refy Fuel/Loss                                                          5.00                   5.00
TOTAL                                                                 100.00                 100.00

                            BONNY MEDIUM

Gasoline
         Premium                                                        8.70                   7.00
         Regular                                                        3.60                   3.00
Jet Kerosene                                                            8.00                   6.00
Gasoil                                                                 27.60                  30.50
Fuel Oil 1%                                                            47.50                  48.90
Refy Fuel/Loss                                                          4.60                   4.60
TOTAL                                                                 100.00                 100.00


         Summer yields are to be used for the calculation of all prices for the months of April, May, June, July, August and September.

         The Winter yields will apply for the months of October, November, December, January, February and March.

5.       Processing Fees
         U.S. Gulf                  -       $1.90 per barrel
         NWE                        -       $1.40  "     "
         MED                        -       $1.30  "     "

6.       Valuation of Refined Products:
         Reference to Platt's quotations outlined in Attachment 1a to Appendix A will be made to value the refinery yields in accordance with Clause
         2.12 of this Memorandum. In each case the average of the mid-range product prices for each quotation day for the period 1st to 20th (inclusive) of the month in question will be used.

7.       Freight

         US Gulf Coast              -       LR 2 for Bonny Light and Forcados,
                                            one port loading and one port
                                            discharge.
                                    -       LR 1 for Bonny Medium one port
                                            loading and one port discharge.

         NWE and MED                -       25% VLCC plus 75% LR 2 for Bonny
                                            Light and Forcados, one port
                                            loading and one port discharge.
                                    -       LR 1 for Bonny Medium, one port
                                            loading and one port discharge.

         Freight rates for the various ship sizes will be based on monthly assessments obtained from the London Tanker Brokers Panel.

8.       Insurance and Outturn Loss
         The following will be allowable deductions in the calculation of the realisable price.

                           Insurance $0.03 per barrel
                           Outturn Loss $0.05 per barrel

9.       Method used in Calculating NBV

                       See Attachment 1 to this Appendix.

10. Price Differentials Between Bonny Light Final Realisable Price and Other Nigerian Light Crude Oil Grades

         Bonny Light will be used as the reference crude for all other Nigerian crude oils except Forcados and Bonny Medium. Forcados crude is separately quoted in Platt's while Bonny Medium will be taken as BBQ less $1.20 per barrel. The differential between Bonny Light and other Nigerian Light grades shall be as follows:


                           0 Less than                               $20/bbl Less than
Price Range         RP Less than or equal to $20/bbl           RP Less than or equal to $25/bbl         $25/bbl Less than RP
                    --------------------------------           --------------------------------         --------------------
Brass                           -                                            -                                   -
Qua Iboe                     5 cents                                    7.5 cents                           10 cents
Escravos                    10 cents                                   12.5 cents                           15 cents
Pennington                   5 cents                                    7.5 cents                           10 cents

11.      Formula for Realisable Price

         Bonny Light (BL)                   =        BBQ - $0.25/bbl + NBV
                                                     ---------------------
                                                              2

         Forcados Blend (FB)                =        FB - $0.25/bbl + NBV
                                                     --------------------
                                                              2

         Bonny Medium (BM)                  =        BBQ - $1.45/bbl + NBV
                                                     ---------------------
                                                              2

         with NBV limited to a $0.40 per barrel tunnel around BBQ, Forcados and Bonny Medium.

                           APPENDIX A - ATTACHMENT 1A
                QUOTATIONS USED IN REALISABLE PRICE CALCULATIONS


Market    Product               Quotation                                   Source
------    -------               ---------                                   ------
USGC      LPG Propane           Propane                                     Gas Liquids - Mont Belvieu
          LPG Normal Butane     Normal Butane                               Gas Liquids - Mont Belvieu
          Gasoline Regular      Unl. 87                                     US Gulf Coast - Waterborne
          Gasoline Unleaded     Unl. 87                                     US Gulf Coast - Waterborne
          Naphtha               Naphtha                                     US Gulf Coast - Waterborne
          Jet Kero.             Jet Kerosene                                US Gulf Coast - Waterborne
          No. 2 Oil             No. 2 Oil                                   US Gulf Coast - Waterborne
          Max. 1.0%S Fuel Oil   No. 6   1.0%S                               US Gulf Coast - Waterborne

NWE       Gasoline Premium      Prem. 0.15%                                 Cargoes CIF NWE Basis ARA
          Gasoline Regular      Reg Unlx0.925                               Cargoes CIF NWE Basis ARA
          Jet Kerosene          Jet Kerosene                                Cargoes CIF NWE Basis ARA
          Gasoil                Gasoil 0.2 x 0.85 + Gasoil 0.3 x 0.15       Cargoes CIF NWE Basis ARA
          Fuel Oil 1.0%         1% Fuel Oil                                 Cargoes CIF NWE Basis ARA

MED       Gasoline Premium      Prem 0.25% until 31/5/91                    Cargoes CIF Med Basis Genoa/Lavera
                                Prem 0.15% x 0.98 after 31/5/91             Cargoes CIF Med Basis Genoa/Lavera
          Gasoline Regular      Prem 0.25% x 0.921 until 31/5/91            Cargoes CIF Med Basis Genoa/Lavera
                                Prem 0.15% x 0.903 after 31/5/91            Cargoes CIF Med Basis Genoa/Lavera
          Jet Kerosene          Jet Kerosene                                Cargoes CIF Med Basis Genoa/Lavera
          Gasoil                Gasoil                                      Cargoes CIF Med Basis Genoa/Lavera
          Fuel Oil 1.0%         1% Fuel Oil                                 Cargoes CIF Med Basis Genoa/Lavera

     For Mediterranean, when cargoes CIF are not quoted, use FOB quotation.

                           APPENDIX A - ATTACHMENT 1

               WORKED EXAMPLE OF NETBACK CALCULATION TO DETERMINE
                     REALISABLE PRICE FOR BONNY LIGHT CRUDE


Note:

All figures calculated are rounded to 4 decimal places, that is rounding down if the 5th decimal place is 4 or less, otherwise rounding up.

Realisable Prices are based on the standard export gravities as per Paragraph 2 of this Appendix. The final calculated Realisable Prices will be adjusted to take account of API variations as follows:

         For each 0.1 deg. API difference above or below the reference gravity, an adjustment of $0.003 per barrel will be added to or subtracted from the calculated Realisable Price.

Section 1 - Calculation of NBV per Market

(A)      U.S. Gulf Coast (USGC)

                                                                   Yields
                                    Cents/Gallon          $/bbl    % Vol.    $/bbl
                                    ------------          -----    ------    -----
LPG Propane                         29.8846  x  .42  =  12.5515  x  2.30  =  0.2887
LPG Normal Butane                   43.0962  x  .42  =  18.1004  x  2.30  =  0.4163
Gasoline Regular                    60.1827  x  .42  =  25.2767  x 17.80  =  4.4993
Gasoline Unleaded                   60.1827  x  .42  =  25.8876  x 17.80  =  4.4993
Naphtha                             60.8173  x  .42  =  25.5433  x 12.30  =  3.1418
Jet Kerosene                        66.7019  x  .42  =  28.0148  x 12.80  =  3.5859
No. 2 H.O.                          66.4135  x  .42  =  27.8937  x 22.40  =  6.2482

Max 1.0% S F.O. ($/bbl)                              =  11.5962  x 12.30  =  1.4263
                                                                            -------
                    Gross Product Worth (GPW)                               24.1058

             Conversion Factor         7.506

From the above, following deductions to apply:

Processing Fee                                                                    1.9000
Freight                    Flat Rate        LR 2              Conversion
                            ($/MT)     (WS Points)                Factor
                           ---------   -----------            ----------
                              10.62  x   125.8%    /             7.506  =         1.7799
Outturn Loss                                                                      0.0500
Insurance                                                                         0.0300
                  (a)      Netback - USGC   ($/bbl)                              20.3459

(B)      North West Europe (NWE)

                                                                       Yields
                                              $/MT                     % wt.            $/MT
                                              ----                     ------           ----
Gasoline Premium                    =       242.6923   x               20.00   =       48.5385
Gasoline Regular                    =       210.3664   x                8.50   =       17.8811
Jet Kerosene                        =       308.6538   x                8.50   =       26.2356
Gasoil                              =       287.6346   x               34.50   =       99.2339
Fuel Oil 1%                         =        93.0000   x               23.50   =       21.8550
Refinery Fuel and Loss              =                                   5.00   =             -
                                                                                      --------
         Gross Product Worth (GPW)  -  ($/MT)                                  =      213.7441
         Conversion Factor          7.506
         Gross Product Worth (GPW)  -  ($/bbl)                                 =       28.4764

From the above, following deductions to apply:

Processing Fee                                                                          1.4000
Freight                             Flat Rate      Vessel Class     Conversion
                                     ($/MT)        (WS points)        Factor
                                    ---------      ------------     ----------
         LR2  -   75%                  8.79      x   130.4%/           7.506    =       1.1453
         VLCC -   25%                  8.79      x    90.0%/           7.506    =       0.2635
Outturn Loss                                                           0.0500
Insurance                                                              0.0300

         (b)      netback - NWE             ($/bbl)                   25.5876

(C)      Mediterranean (MED)

                                                                     Yields
                                              $/MT                   % wt.                $/MT
                                              ----                   ------               ----
Gasoline Premium                    =       238.0000   x               20.00    =       47.6000
Gasoline Regular                    =       219.1980   x                8.50    =       18.6318
Jet Kerosene                        =       307.5385   x                8.50    =       26.1408
Gasoil                              =       294.3846   x               34.50    =      101.5627
Fuel Oil 1                          =        98.3077   x               23.50    =       23.1023
Refinery Fuel and Loss              =                                   5.00    =             -
                                                                                       --------
         Gross Product Worth (GPW) - ($/MT)                                     =      217.0376
         Conversion Factor          7.506
         Gross Product Worth (GPW) - ($/bbl)                                    =       28.9152

From the above, following deductions to apply:


                                     -28-
ASH_MEM.WPD

Processing Fee                                                                        1.3000
Freight                             Flat Rate      Vessel Class     Conversion
                                     ($/MT)        (WS points)        Factor
                                    ---------      ------------     ----------
         LR2  -   75%                 8.16      x   131.0%/           7.506   =       1.0681
         VLCC -   25%                 8.16      x    85.0%/           7.506   =       0.2310
Outturn Loss                                                                          0.0500
Insurance                                                                             0.0300

         (c)      Netback - MED             ($/bbl)                                  26.2361

Section 2 - Calculation of NBV

         Market                     Weighting                 Netback                   Contribution
         ------                     ---------                 -------                   ------------
(a)      USGC                       60%              x        20.3459           =       12.2075
(b)      NWE                        20%              x        25.5876           =        5.1175
(c)      MED                        20%              x        26.2361           =        5.2472
                                                                                        --------
(d)      Initial NBV                ($/bbl)                                     =       22.5722

Section 3 - Calculation of Final NBV

                  A.       Initial NBV                                          22.5722
                  B.       BBQ Average                                          20.8712

                  F1.      Greater of (B-$.40) and A                            22.5722
                  F2.      Lesser of (B+$.40) and F1                            21.2712

(e)      Final NBV ($/bbl)                                                      21.2712

NOTE:
         NBV shall be adjusted only if its value is greater/lower than BBQ by more than 40 cents per barrel.

Section 4 - Calculation of Realisable Price

Crude Element                       BBQ                                20.8712
                           Less $.25/bbl differential                   0.2500
                                                                      --------
                                             (i)                       20.6212

Product Element            Final NBV        (ii)                       21.2712

                           Average of        (i) and (ii)              20.9462

         Realisable Price for Bonny Light ($/bbl)             =        20.9462

                                   APPENDIX B

                    WORK PROGRAMME AND EXPENDITURES PROVIDED
              UNDER THAT CERTAIN PRODUCTION SHARING CONTRACT (PSC)
                              DATED MARCH 25, 1992


                                    CLAUSE 6
                        WORK PROGRAMME AND EXPENDITURES

6.1 Company shall within six (6) months after the Effective Date, unless mutually extended by the Parties, commence seismic investigations in the Contract Area and thereafter shall commence drilling operations in accordance with sound international petroleum practices. Geologic conditions warranting, drilling operations will be commenced not later than eighteen (18) months after the Effective Date unless mutually extended by the Parties.

6.2 Company shall conduct Petroleum Operations during the first five (5) years following the Effective Date in accordance with the minimum Work Programme provided in this Clause 6.2 which shall be conducted in two phases as follows:

         (a) For the first phase, during the initial three (3) year period following the Effective Date, the minimum Work Programme shall consist of 2,000 km of 2-D seismic, 200 sq km of 3-D seismic and the drilling of three (3) wells; provided however, that Company shall have no obligation to expend more than twenty million U.S. Dollars ($20,000,000) for Petroleum Operations during such period with respect to this first phase even if the said minimum Work Programme has not been accomplished. The minimum Work Programme hereunder and the cost therefor shall include such work, if any, incurred by the Company prior to the Effective Date pursuant to Clause 15 of the Letter of Understanding between NNPC and an Affiliate of Company dated 16th August, 1991.

         (b) For the second phase, during the subsequent two (2) year period the minimum Work Programme shall consist of three (3) additional wells; provided however, that Company shall have no obligation to expend more than ten million U.S. Dollars ($10,000,000) for Petroleum Operations during such two (2) year period with respect to this second phase even if the said minimum Work Programme has not been accomplished.

         If at any time within the initial three (3) year period (the first phase above) Company should terminate this Contract pursuant to Clause 4 prior to fulfilling the minimum Work Programme outlined in Clause o 6.2(a) then Company shall pay to NNPC the difference between twenty million U.S. Dollars ($20,000,000) and the actual amount expended. Should Company terminate this Contract pursuant to Clause 4 within the subsequent two (2) year period (the second phase above) prior to fulfilling the minimum Work Programme outlined in Clause 6.2(b) then Company shall pay to NNPC the difference between ten million U.S. Dollars ($10,000,000) and the actual amount expended. Provided however, should the actual amount expended with respect to the first phase exceed twenty million U.S. Dollars ($20,000,000), such excess shall be applied against the expenditure for the second phase, such that Company shall have no obligation to expend in the aggregate more than thirty million U.S. Dollars ($30,000,000) for Petroleum Operations during the first five
         (5) year period from the Effective Date.

6.3 Within two (2) months after the Effective Date and thereafter at least three (3) months prior to the beginning of each Year, Company shall prepare and submit for review and approval by the Management Committee, pursuant to Clause 7, a Work Programme and Budget for the Contract Area setting forth the Petroleum Operations which Company proposes to carry out during the ensuing Year, or in the case of the first Work Programme and Budget, during the remainder of the current Year. The Management Committee shall review and approve such Work Programme and Budget in accordance with Clause 7.4.



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